UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CLEAN VISION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	85-1449444
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2711 N. Sepulveda Blvd. Suite 1051 Manhattan Beach, CA	90266
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Item 1.	Description of Registrant’s Securities to be Registered.

Clean Vision Corporation (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-271075), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 3, 2023, subsequently amended on April 6, 2023, and April 17, 2023 (the “Registration Statement”).

Item 2.	Exhibits.

3.1	Articles of Incorporation of Clean Vision Corporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration on Form S-1 (File No. 333-271075) filed on April 3, 2023)

3.2	Certificate of Amendment of Articles of Incorporation of Clean Vision Corporation (Incorporated herein by reference to Exhibit 3.5 to the Company’s Registration on Form S-1 (File No. 333-271075) filed on April 3, 2023)

3.3	Bylaws of Clean Vision Corporation (Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration on Form S-1 (File No. 333-271075) filed on April 3, 2023)

3.4	Amended and Restated Bylaws of Clean Vision Corporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on May 20, 2024)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Clean Vision Corporation

Date: August 15, 2024	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer